
   Schedule of Year-To-Date Principal and Interest Distributions
                           to
                  Certificateholders

                                                                    Ending
Class            Interest             Principal    Losses           Balance
A                3067434.47       11242041.4                0       215083958.61
B                 149995.26                0                0            8504739
M1                233221.06                0                0           16353000
M2                155788.98                0                0           10465000
OC                 95923.82                0                0                  0
OV_COLL                   0                0                0                  0
R1                        0                0                0                  0
R2                        0                0                0                  0
R3                        0                0                0                  0
R4                     0.41              100                0                  0

